Exhibit 4.12
AMENDMENT NO. 01
Dated June 30, 2010
     THIS AMENDMENT NO l (“Amendment No. 1”) to that certain Loan and Security Agreement No. 1452 dated as of January 27, 2010 (“Agreement”), by and between Lighthouse Capital Partners VI, L.P., as “Agent” for the lenders identified on Schedule A to the Agreement (such lenders, together with their respective successors and assigns are referred to herein each individually as a “Lender” and collectively as “Lenders”), the Lenders and Kior, Inc. (“Borrower”).
(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)
Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:
Section 6.10 of the Agreement, the following definition shall be deleted in its entirety and replaced with the following:
6.10 Dissolution of Kior BV. Borrower shall not permit a Lien on the capital stock of Kior BV, or pledge the stock certificates of Kior BV, in favor of any other party other than Lender and Borrower shall take all steps necessary to dissolve the existence of Kior BV no later than October 31, 2010.
Execution and delivery of this Amendment constitutes a reaffirmation as of the date thereof of all of the representations and warranties contained in the Agreement and the Loan Documents, as such representations and warranties may be amended hereby.
Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		AGENT:

Kior, Inc.		Lighthouse Capital Partners V, L.P.

By: Name: Title:	/s/ George E. Staggs George E. Staggs Treasurer & Controller	By:	Lighthouse management Partners V, L.L.C., its general partner
		By: Name: Title:	/s/ Cristy Barnes Cristy Barnes Managing Director

Lenders:

LEADER LENDING, LLC — SERIES A		LEADER LENDING, LLC — SERIES B

By: Name:	/s/ Robert W. Molke Robert W. Molke	By: Name:	/s/ Robert W. Molke Robert W. Molke
Title:	Managing Director	Title:	Managing Director

Lighthouse Capital Partners VI, L.P.

By:	Lighthouse Management Partners VI L.L.C., its general partner

By:	/s/ Cristy Barnes

Name:	Cristy Barnes
Title:	Managing Director